SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

                          Citibank (South Dakota), N.A.
                                  on behalf of
                       Citibank Credit Card Master Trust I
          (Issuer in respect of the Citibank Credit Card Master Trust I
   $500,000,000 Floating Rate Class A Credit Card Participation Certificates, Series 1997-10 and $32,000,000 Floating Rate Class B Credit Card Participation
                          Certificates, Series 1997-10)
        _________________________________________________________________
             (Exact name of registrant as specified in its charter)

   United States of America                              46-0358360
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

    701 East 60th St., North
    Sioux Falls, South Dakota                               57117
     (Address of principal                                (Zip Code)
       executive offices)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective pursuant
pursuant to General Instruction          to General Instruction A.(d), please
A.(c), please check the following        check the following box.: |x|
box.: |_|


               Securities Act registration statement file number
                      to which this form relates:   33-99328
                                                 ---------------
                                                 (If applicable)


                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(b) OF THE ACT:

                                      None.

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12(g) OF THE ACT:

            $500,000,000 principal amount of the Citibank Credit Card Master Trust I Floating Rate Class A Credit Card Participation Certificates, Series 1997-10(the "Class A Certificates") with an expected final payment date of November 1999 and $32,000,000 principal amount of the Citibank Credit Card Master Trust I Floating Rate Class B Credit Card Participation Certificates, Series 1997-10 (the "Class B Certificates") with an expected final payment date of November 1999.

Item  1. Description of the Registrant's Securities to be Registered

          The description of the Class A Certificates and Class B Certificates appears under the captions entitled: "Prospectus Summary"; "Special Considerations"; "Series Provisions"; "The Pooling Agreement Generally"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus dated November 3, 1997 and "Summary of Series Terms"; "The Accounts"; and "Supplemental Series Provisions" in the Prospectus Supplement dated November 3, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 7).


Item  2. Exhibits

               1. Form of specimens of certificates representing the Class A Certificates and the Class B Certificates (included within
                    Exhibit 6).

               2. Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.2 of the registrants' registration statement on Form S-1 (File No. 33-41054) as filed with the Securities and Exchange Commission on June 5, 1991).

               3. Form of Amendment No. 1 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.3 of the registrants' amendment no. 1 to registration statement on Form S-1 (File No. 33-48148) as filed with the Securities and Exchange Commission on June 12, 1992).

               4. Form of Amendment Nos. 2, 3 and 4 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4 of the registrants' registration statement on Form S-3 (File No. 33-77802) as filed with the Securities and Exchange Commission on April 15, 1994).

               5. Form of Amendment No. 5 to Pooling and Servicing Agreement (incorporated by reference from Exhibit 4 of the registrants' Current Report on Form 8-K dated January 8,
                    1996).

               6.   Series 1997-10 Supplement to Pooling and Servicing
                    Agreement.

               7. Prospectus dated November 3, 1997, as filed with the Securities and Exchange Commission on November 7, 1997 and Prospectus Supplement dated November 3, 1997, as filed with the Securities and Exchange Commission on November 7, 1997 pursuant to Rule 424 (b) (the Prospectus and Prospectus Supplement are incorporated herein by reference).


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

                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  CITIBANK (SOUTH DAKOTA), N.A.


                                                  By: /s/ Eugene D. Rowenhorst
                                                      --------------------------
                                                         Eugene D. Rowenhorst
                                                         Senior Vice President


Date:  March 18, 1998


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